EXHIBIT 10.4

BLONDER TONGUE LABORATORIES, INC.

AMENDED AND RESTATED 2005 EMPLOYEE EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT is made and entered into as of this ____ day of ________________, 20____, by and between BLONDER TONGUE LABORATORIES, INC. a Delaware corporation (the “Company”), and __________________ (“Optionee”).

Background

The Optionee is a key employee of the Company and possesses knowledge, experience and skill necessary for the Company’s future growth and success. The Company has adopted the Blonder Tongue Laboratories, Inc. 2005 Employee Equity Incentive Plan, as amended and restated (the “Plan”). Pursuant to and in accordance with the Plan, the Company desires to grant to the Optionee an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, to purchase shares of the Company’s Common Stock as more fully set forth below. Capitalized terms used in this Agreement and not otherwise defined herein, shall have the meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and intending to be legally bound, it is agreed as follows:

1.            Option to Purchase Shares. The Company hereby grants to the Optionee an Option (the “Option”), pursuant to the Plan, to purchase up to _______________ (____________) shares of the Company’s Common Stock (the “Stock”). The Option Price for each share of Stock shall be ______________________ ($_______), which is acknowledged to be 100% of the Fair Market Value (defined in the Plan) of each share of Stock as of ________________________, the date of grant (or at least 110% of such Fair Market Value if the Optionee owns, or is deemed to own pursuant to Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company). The Option shall be exercisable for the number of shares of Stock and during the specific exercise periods (“Exercise Period(s)”) set forth in the following table:

Number of Shares	Exercise Period

______________________ (_________) Shares	___________________[1] through __________________

______________________ (_________) Shares	___________________1 through __________________

______________________ (_________) Shares	___________________1 through __________________

2.            Manner of Exercise and Terms of Payment. The Option may be exercised in whole or in part, subject to the limitations set forth in this Agreement, upon delivery to the Company (to the attention of the Chief Financial Officer or his designee) of a notice of exercise in the form attached hereto as Exhibit A, accompanied by full payment of the Option Price for the shares of Stock with respect to which the Option is exercised. Full payment shall be (i) by cashier’s check, certified check or wire transfer of immediately available funds (each, a “Cash Payment”), which must be received by the Company by the close of business (i.e., 5:00 p.m. EST) on the business day immediately following the date the notice of exercise is delivered, provided, however, that if a Cash Payment is not so received by the Company, Optionee shall be deemed, for all purposes, to have elected to pay the Option Price by means of a Cashless Exercise (as defined below), (ii) by withholding a sufficient number of shares having a Fair Market Value equal to the Option Price for the shares of stock with respect to which the Option is exercised (a, “Cashless Exercise”), or (iii) if and as permitted by the Committee in its sole discretion, by tendering stock of the Company, all as provided in the Plan. Each notice of exercise shall be deemed delivered to the Company on the date and time specified in Section 11(b) below, provided however, that any such notice of exercise which is deemed delivered on a date on which the NYSE MKT is closed, or at a time after the closing of the NYSE MKT stock market, shall be deemed delivered on the immediately following business day, which date shall be deemed the date of exercise for all purposes.

[1]	The Exercise Period for these options shall commence on the Acceleration Date, if earlier. The “Acceleration Date” is 12:01 a.m. on the date of termination of Optionee’s employment with the Company by reason of Optionee’s death, retirement after reaching the age of 65 years, or by reason of Optionee’s retirement after becoming permanently disabled.

3.            Termination of Option.

(a)            Expiration or Termination of Employment. Except as specifically provided in Section 3(b) and 3(c) hereof, the Option granted hereunder shall terminate as of the close of business on the earliest to occur of the date of (i) expiration of the Exercise Period, (ii) an event of default or breach by the Optionee of the terms and conditions of this Agreement, or (iii) termination of the Optionee’s employment with the Company for cause. If the Optionee’s employment is terminated other than for cause, death (as provided in subsection (b) below), or retirement or disability (both as provided in subsection (c) below), the Optionee must exercise his Option, if at all and to the extent then exercisable, within 30 days from the date of such termination, in accordance with the terms of the Plan and this Agreement.

(b)            Death of Optionee. If the Optionee dies prior to the exercise of the Option in full, the Option may be exercised by the Optionee’s executors, administrators or heirs within one year after the date of the Optionee’s death, provided death occurred during the Optionee’s employment with the Company, or within three months following the termination of the Optionee’s employment with the Company, by reason of the Optionee’s retirement after reaching the age of 65 years or the Optionee’s retirement after becoming permanently disabled. Such Option may be so exercised by the Optionee’s executors, administrators or heirs only with respect to that number of shares of Stock which the Optionee had an Option to purchase and only to the extent that the Option was exercisable (but had not theretofore been exercised) as of the date of the earlier of the (i) retirement of the Optionee after reaching the age of 65 years or after becoming permanently disabled, or (ii) death of the Optionee. In no event may the Option be exercised at any time after the expiration of the Exercise Period stated in Section 1 hereof.

(c)            Retirement or Disability. If the Optionee’s employment with the Company is terminated, prior to the exercise of the Option in full, by reason of the Optionee’s retirement after reaching the age of 65 years or by reason of the Optionee’s retirement after becoming permanently disabled, the Optionee shall have the right, during the period ending three months after the date of the Optionee’s termination of employment, to exercise the Option to the extent that it was exercisable but not exercised at the date of the Optionee’s termination of employment with the Company. Such Option may be so exercised by the Optionee only with respect to that number of shares of Stock which the Optionee had an Option to purchase and only to the extent that the Option was exercisable (but had not theretofore been exercised) as of the date that the Optionee retires after reaching the age of 65 years or after becoming permanently disabled. In no event may the Option be exercised at any time after the expiration of the Exercise Period stated in Section 1 hereof.

4.            Rights as Shareholder. An Optionee or permitted transferee of an Option shall have no rights as a shareholder of the Company with respect to any shares of Stock subject to such Option prior to the Optionee’s purchase of such shares of Stock by exercise of such Option as provided in the Plan.

5.            Delivery of Stock Certificates. The Company shall not be required to issue or deliver any certificate, or cause uncertificated shares to be registered on the books of the Company, for any Stock purchased upon the exercise of all or any portion of an Option granted under the Plan prior to the fulfillment of any of the following conditions which may, from time to time, be applicable to the issuance of the Stock:

(a)             Listing of Shares. The admission of such shares of Stock to listing on all stock exchanges on which the Stock of the Company is then listed.

(b)             Registration and/or Qualification of Shares. The completion of any registration or other qualification of such shares of Stock under any federal or state securities laws or under the regulations promulgated by the Securities and Exchange Commission or any other federal or state governmental regulatory body which the Board or Committee, as the case may be, deems necessary or advisable. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulations or requirement.

(c)             Approval or Clearance. The obtaining of any approval or clearance from any federal or state governmental agency which the Board or Committee, as the case may be, shall determine to be necessary or advisable.

(d)             Reasonable Lapse of Time. The lapse of such reasonable period of time following the exercise of the Option as the Board or Committee, as the case may be, may establish from time to time for reasons of administrative convenience.

6.           (a)             Anti-Dilution. Except as otherwise expressly provided herein, if the outstanding shares of Common Stock are hereafter changed or converted into, or exchanged or exchangeable for, a different number or kind of shares or other securities of the Company or of another corporation by reason of a reorganization, merger, consolidation, recapitalization, reclassification or combination of shares, stock dividend stock split or reverse stock split, appropriate adjustment shall be made by the Board of Directors in the number of shares and kind of stock subject to unexercised stock options hereunder, to the end that the proportionate interest of the Optionee shall be maintained as before the occurrence of such event.

(b)             Non-survival of Company. In the event of a dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such liquidation, dissolution, merger or combination, to exercise the Option, in whole or in part, to the extent that such Option is then otherwise exercisable and has not previously been exercised, provided, however, that no adjustment shall be made to an incentive stock option which would constitute a “modification” of such Option, as such term is defined in Section 424(h)(3) of the Code.

(c)             Change in Control. In the event of any contemplated transaction which may constitute a change in control of the Company, the Board of Directors may modify the Option granted hereunder, so as to accelerate, as a consequence of or in connection with such transaction, the vesting of the Optionee’s right to exercise such Option. For this purpose, “change in control of the Company” means a change in control of such nature that it would be required to be reported to the Securities and Exchange Commission pursuant to Schedule 14A of Regulation 14A or any successor provision (whether or not the Company is then subject to such reporting requirements). A change of control will be deemed to have occurred if any person, other than persons or entities who on the date hereof are the “beneficial owners” (as determined pursuant to Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding securities, is or becomes the “beneficial owner” of 25% or more of the combined voting power of the outstanding securities of the Company or if during two consecutive year periods, the directors at the beginning of such periods cease for any reason during the two-year period to constitute a majority of the Board of Directors of the Company.

7.           Tax Attributes. The incentive stock option granted pursuant to this Agreement is intended to qualify under Section 422 of the Code and any provisions hereof which would prevent such Options from qualifying are invalid and of no effect, except as provided in Section 7.2(b) of the Plan. The Optionee will promptly give written notice to the Company of any sale, exchange, gift, or other transaction of any shares of Stock acquired pursuant to such incentive stock option which occurs within two years of the date of grant of such Option or within one year after the issuance of any shares of Stock pursuant thereto.

8.           Withholding. Optionee may elect to have the Company withhold from those shares of Stock that would otherwise be received upon exercise of the Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local and foreign income and employment tax withholding obligations (collectively, “Withholding Obligations”). In the event Optionee does not notify the Company of his election to withhold shares of Stock and does not remit to the Company, in cash, on or before the applicable taxable event, the full amount necessary to satisfy the Withholding Obligations, the Company shall withhold from those shares of Stock that would otherwise be issued upon exercise of the Option, a number of shares having a Fair Market Value equal to the Withholding Obligation.

9.            Agreement Subject to Plan. No term or condition of this Agreement shall be construed or interpreted in a manner contrary to the purposes and provisions of the Plan, a copy of which may be obtained from the Secretary of the Company. Any question of interpretation arising under the Plan or this Agreement shall be resolved by the Committee.

10.          Restrictions on Transfers. No Option granted pursuant to the Plan may be transferred by an Optionee. Subject to the provisions of Section 3(b) hereto, the Option shall be exercisable only by an Optionee during his lifetime.

11.          Miscellaneous.

(a)             The Company reserves the right to terminate at any time, by written notice to the Optionee, any or all of the restrictions on the Stock set forth in this Agreement. Such termination shall be effective upon the Optionee’s receipt of such notice.

(b)             All notices or other communication required or permitted to be given or made shall be validly given or made if delivered by hand, by electronic communication (provided, however, that messages sent by e-mail or other electronic transmission shall not constitute a writing, however any signature on a document or other writing that is transmitted by e-mail or electronic transmission shall constitute a valid signature for purposes hereof), by facsimile message, by courier or by certified or registered mail addressed to the address specified below or to such other addresses as the parties may specify in writing, and shall be deemed to have been received: (i) if delivered by hand, on the date and time of delivery; (ii) if delivered by electronic communication or by facsimile message, on the date and time of a confirmed transmission; and (iii) if delivered by courier or by certified or registered mail, on the date and time of actual receipt by the recipient.

If to the Company:	Blonder Tongue Laboratories, Inc.
One Jake Brown Road
Old Bridge, New Jersey 08857
Attn.: Chief Financial Officer (or his designee)
Fax Number: _____________________

If to the Optionee:	___________________
___________________
___________________

(c)             Whenever Federal, state and local tax is due on the exercise of Options granted under this Agreement, the Company may require the Optionee or Participant to remit an amount sufficient to satisfy Federal, state and local withholding taxes prior to the delivery of any certificate for such shares or the lapse of restrictions.

(d)             Notwithstanding anything to the contrary herein or under the Plan, the Option and any shares of Stock transferred upon exercise thereof shall be subject to the Company’s ability to recoup or recover the option, such Stock or other consideration previously granted under this Agreement, pursuant to (i) any compensation recovery or recoupment policy (i.e., clawback policy) to be adopted by the Company from time to time in the future (regardless of whether adopted pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise), or (ii) any other applicable law, regulation or stock exchange rule, including without limitation Section 304 of the Sarbanes-Oxley Act of 2002

(e)             This Agreement does not confer upon or give to the Optionee any right to continued employment by the Company and does not in any way affect the right of the Company to terminate the Optionee’s employment at any time.

(f)             This Agreement shall be construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed, or have caused this Agreement to be executed, as of the day and year first above written.

BLONDER TONGUE LABORATORIES, INC.		OPTIONEE

By:	_____________________________________	___________________________________
James A. Luksch, Chief Executive Officer

EXHIBIT A

BLONDER TONGUE LABORATORIES, INC.

AMENDED AND RESTATED 2005 EMPLOYEE EQUITY INCENTIVE PLAN

NOTICE OF EXERCISE OF STOCK OPTION

I. OPTIONEE INFORMATION

Name:	__________________________
Address:	__________________________
__________________________

II. OPTION INFORMATION:

Date of Grant: ______________________________

Type of Option:            ☐     Incentive (ISO)            ☐      Nonstatutory (NSO)

Exercise Price per Share: $______________

Total Number of Shares covered by the Option: ________________________

Number of Shares for which the Option is now being exercised: ____________________ (“Purchased Shares”)

Total exercise price: $

Method of Payment of Exercise Price (select one):

Cashier’s check, certified check or wire transfer of immediately available funds (provided, however, if such payment is not received by the close of business on the business day immediately following the delivery of this notice, Optionee shall be deemed, for all purposes, to have elected to pay the Option Price by means of a Cashless Exercise)
Cashless Exercise (withholding a sufficient number of shares having a Fair Market Value equal to the total exercise price)

Name(s) in which the Purchased Shares should be registered:

____________________________________________________________________________________________

The certificate for the Purchased Shares should be sent to the following address:

_____________________________________________________________________________________________

ACKNOWLEDGMENTS:

1.            I understand that all sales of Purchased Shares are subject to compliance with the Company’s policy on securities trades.

2.            I hereby acknowledge that I received and read a copy of the prospectus describing the Company’s 2005 Employee Equity Incentive Plan, as amended and restated.

SIGNATURE AND DATE:

__________________________________	_____________________________
Optionee	Date